EXHIBIT 5.1

[Pillsbury Winthrop LLP Letterhead]

September 2, 2003

California Micro Devices Corporation

430 N. McCarthy Blvd., #100

Milpitas, California 95035-112

Re:        Registration Statement on Form S-8

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by California Micro Devices Corporation, a California corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, relating to:

(a)	630,000 shares of the Company’s Common Stock issuable under the1995 Employee Stock Option Plan, as amended August 8, 2003;

(b)	160,000 shares of the Company’s Common Stock issuable under the1995 Employee Stock Purchase Plan, as amended August 8, 2003; and

(c)	125,000 shares of the Company’s Common Stock issuable under the VP Finance & Administration and CFO Option Program;

it is our opinion that all such shares have been duly authorized and, when issued and sold in accordance with the respective plans, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ PILLSBURY WINTHROP LLP